                                                                   Exhibit 11.01

                        CSG SYSTEMS INTERNATIONAL, INC.

        STATEMENT OF NET INCOME (LOSS) PER COMMON AND EQUIVALENT SHARE



For the three months ended March 31, 1997:

     Weighted average common shares outstanding.........   25,489,258
                                                          -----------

     Shares used in computation.........................   25,489,258
                                                          ===========

     Net income.........................................  $ 1,164,000
                                                          ===========

     Net income per common and equivalent share.........  $       .05
                                                          ===========

For the three months ended March 31, 1996:

     Weighted average common shares outstanding.........   10,987,296

     Common equivalent shares attributable to:
       Redeemable convertible Series A Preferred Stock..   12,461,537
                                                          -----------

     Shares used in computation.........................   23,448,833
                                                          ===========

     Loss before extraordinary item.....................  $(6,503,000)
     Extraordinary loss from early extinguishment of
       debt.............................................   (1,260,000)
                                                          -----------

     Net loss...........................................  $(7,763,000)
                                                          ===========

     Net loss per common and equivalent share:
       Before extraordinary item........................  $      (.28)
       Extraordinary loss from early extinguishment of
         debt...........................................         (.05)
                                                          -----------

       Net loss.........................................  $      (.33)
                                                          ===========